                                                                    EXHIBIT 25.3

                                                                  Conformed Copy

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ----------

                                   FORM T-1
                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE
                                  -----------
                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)
                                  -----------
                              MARINE MIDLAND BANK
              (Exact name of trustee as specified in its charter)

     New York                                              16-1057879
     (Jurisdiction of incorporation                    (I.R.S. Employer
     or organization if not a U.S.                   Identification No.)
     national bank)

     140 Broadway, New York, N.Y.                         10005-1180
     (212) 658-1000                                       (Zip Code)
     (Address of principal executive offices)

                               Charles E. Bauer
                                Vice President
                              Marine Midland Bank
                                 140 Broadway
                         New York, New York 10005-1180
                              Tel: (212) 658-1792
           (Name, address and telephone number of agent for service)

                                 TRANSTEL S.A.
              (Exact name of obligor as specified in its charter)

     Columbia                                    Calle 19N, No. 2-29
     (State or other jurisdiction                40th Floor
     of incorporation or organization)           Cali, Columbia
                                                 (Address of principal executive
                                                  offices)


             TRANSTEL S.A. EXCHANGE GUARANTEE WITH RESPECT TO THE
               12 1/2% PASS THROUGH TRUST CERTIFICATES DUE 2007,
           REPRESENTING INTERESTS IN  12 1/2% SENIOR NOTES DUE 2007
                        (Title of Indenture Securities)

                                    General
Item 1. General Information.
        --------------------

         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervisory authority to which it is subject.

         State of New York Banking Department.

         Federal Deposit Insurance Corporation, Washington, D.C.

         Board of Governors of the Federal Reserve System,
         Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2. Affiliations with Obligor.
        --------------------------

         If the obligor is an affiliate of the trustee, describe each such affiliation.

              None

Item 16.  List of Exhibits.
          -----------------

Exhibit
-------
T1A(i)                                       *   -     Copy of the Organization Certificate of
                                                       Marine Midland Bank.

T1A(ii)                                      *   -     Certificate of the State of New York
                                                       Banking Department dated December 31,
                                                       1993 as to the authority of Marine Midland
                                                       Bank to commence business.

T1A(iii)                                         -     Not applicable.

T1A(iv)                                      *   -     Copy of the existing By-Laws of Marine
                                                       Midland Bank as adopted on January 20,
                                                       1994.

T1A(v)                                           -     Not applicable.

T1A(vi)                                      *   -     Consent of Marine Midland Bank required
                                                       by Section 321(b) of the Trust Indenture
                                                       Act of 1939.

T1A(vii)                                         -     Copy of the latest report of condition of
                                                       the trustee (December 31, 1997), published
                                                       pursuant to law or the requirement of its
                                                       supervisory or examining authority.

T1A(viii)                                        -     Not applicable.

T1A(ix)                                          -     Not applicable.

    * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 18th day of March, 1998.



                                        MARINE MIDLAND BANK


                                        By: /s/ Robert A. Conrad
                                           ---------------------
                                                Robert A. Conrad
                                                Vice President

                                                               EXHIBIT T1A (VII)

                                                       Board of Governors of the Federal Reserve System
                                                       OMB Number: 7100-0036
                                                       Federal Deposit Insurance Corporation
                                                       OMB Number: 3064-0052
                                                       Office of the Comptroller of the Currency
                                                       OMB Number: 1557-0081
FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL     Expires March 31, 2000
----------------------------------------------------------------------------------------------------------
                                                       Please refer to page i,         [1]
                                                       Table of Contents, for
                                                       the required disclosure
                                                       of estimated burden.
----------------------------------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031 REPORT AT THE CLOSE OF BUSINESS DECEMBER 31, 1997

REPORT AT THE CLOSE OF BUSINESS DECEMBER 31, 1997

This report is required by law; 12 U.S.C. (S)324 (State member banks); 12 U.S.C.
(S) 1817 (State nonmember banks); and 12 U.S.C. (S)161 (National banks).


NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
-----------------------------------------------------
     Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.


     /s/ Gerald A. Ronning
     ------------------------------------------------
Signature of Officer Authorized to Sign Report

          1/26/98
-----------------------------------------------------
Date of Signature

SUBMISSION OF REPORTS

Each Bank must prepare its Reports of Condition and Income either:

(a) in automated formand then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation
     (EDS), by modem or computer diskette; or

          (971231)
        -----------
         (RCRI 9999)

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


     /s/ Malcolm Burnett
-----------------------------------------------------
 Director (Trustee)

     /s/ Bernard J. Kennedy
-----------------------------------------------------
 Director (Trustee)

     /s/ Sal H. Alfiero
-----------------------------------------------------
 Director (Trustee)



(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated form. That party (if other than EDS) must transmit the bank's computer data file to EDS

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy of the completed report that the bank places in its files.
--------------------------------------------------------------------------------
FDIC Certificate Number [0][0][5][8][9]
                          (RCRI 9030)

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank          of Buffalo
     Name of Bank              City

in the state of New York, at the close of business December 31, 1997


ASSETS
               Thousands
               of dollars
Cash and balances due from depository
institutions:
   Noninterest-bearing balances
   currency and coin............................  $   928,754
   Interest-bearing balances....................    2,571,410
   Held-to-maturity securities..................            0
   Available-for-sale securities................    3,968,837

   Federal funds sold and securities purchased
   under agreements to resell...................      497,992

Loans and lease financing receivables:

   Loans and leases net of unearned
   income.......................................   21,550,115
   LESS: Allowance for loan and lease
   losses.......................................      407,355
   LESS: Allocated transfer risk reserve                    0

   Loans and lease, net of unearned
   income, allowance, and reserve...............   21,142,760
   Trading assets...............................      979,454
   Premises and fixed assets (including
   capitalized leases)..........................      225,646

Other real estate owned.........................        8,092
Investments in unconsolidated
subsidiaries and associated companies...........            0
Customers' liability to this bank on
acceptances outstanding.........................       24,795
Intangible assets...............................      479,713
Other assets....................................      488,168
Total assets....................................   31,315,621

LIABILITIES

Deposits:
   In domestic offices.......................  20,072,724

   Noninterest-bearing.......................   4,090,858
   Interest-bearing..........................  15,981,866

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs.......................   3,834,827

   Noninterest-bearing.......................           0
   Interest-bearing..........................   3,834,827

Federal funds purchased and securities sold
   under agreements to repurchase............   2,007,482
Demand notes issued to the U.S. Treasury          192,186
Trading Liabilities..........................     215,748

Other borrowed money:
   With a remaining maturity of one year
   or less...................................   1,402,449
   With a remaining maturity of more than
   one year through three years..............      63,601
   With a remaining maturity of more than
   three years...............................      61,707
Bank's liability on acceptances
executed and outstanding.....................      24,795
Subordinated notes and debentures............     497,774
Other liabilities............................     719,423
Total liabilities............................  29,092,716

EQUITY CAPITAL

Perpetual preferred stock and related
surplus......................................           0
Common Stock.................................     205,000
Surplus......................................   1,984,326
Undivided profits and capital reserves.......       8,678
Net unrealized holding gains (losses)
on available-for-sale securities.............      24,901
Cumulative foreign currency translation
adjustments..................................           0
Total equity capital.........................   2,222,905
Total liabilities, limited-life
preferred stock, and equity capital..........  31,315,621